UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2016

Fifth Street Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33901	26-1219283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Putnam Avenue, 3rd Floor, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (203) 681-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Fifth Street Finance Corp. (“FSC” or the “Company”) previously disclosed that it has been named as a defendant in various legal proceedings, including shareholder derivative actions filed on behalf of the Company and pending in the United States District Court for the District of Connecticut (the “District Court”) under the caption In re Fifth Street Finance Corp. Shareholder Derivative Litigation, No. 3:15-cv-01795-RNC, in the Superior Court of Connecticut, Judicial District of Stamford/Norwalk, under the caption In re Fifth Street Finance Corp. Shareholder Derivative Litigation, No. FST-CV16-6027659-S, and in the Delaware Court of Chancery under the caption In re Fifth Street Finance Corp. Stockholder Litigation, C.A. No. 12157-VCG.

As previously disclosed, the Company and the other parties to the FSC shareholder derivative actions have entered into an agreement to settle those cases, subject to court approval. On September 21, 2016, the District Court issued an order preliminarily approving the proposed settlement and authorizing the parties to issue notice to FSC’s shareholders. Pursuant to that order and the terms of the settlement, FSC will publish a notice of the proposed settlement (the “Notice”) in The Wall Street Journal and on the wire services on Friday, September 30, 2016 and on Monday, October 3, 2016, and in Investor’s Business Daily on October 3 and October 10, 2016. FSC has also published the Notice, the settlement agreement and the preliminary approval order on the “Investor Relations” portion of the FSC website.

A copy of the Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1       Notice of Proposed Settlement of Shareholder Derivative Action and of Hearing

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET FINANCE CORP.
Date: September 30, 2016	By:	/s/ Kerry S. Acocella
Name: Kerry S. Acocella Title: Chief Compliance Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Notice of Proposed Settlement of Shareholder Derivative Action and of Hearing